Exhibit 99.1

DARREN J. ROBBINS, State Bar No. 168593

TRAVIS E. DOWNS III, State Bar No. 148274

JEFFREY D. LIGHT, State Bar No. 159515

LUCAS F. OLTS, State Bar No. 234843

COUGHLIN STOIA GELLER RUDMAN

& ROBBINS LLP

655 West Broadway, Suite 1900

San Diego, California 92101-3301

Tel: (619) 231-1058; Fax: (619) 231-7423

darrenr@csgrr.com

travisd@csgrr.com

jeffl@csgrr.com

lolts@csgrr.com

SHAWN A. WILLIAMS, State Bar No. 213113

CHRISTOPHER WOOD, State Bar No. 254908

COUGHLIN STOIA GELLER RUDMAN

& ROBBINS LLP

100 Pine Street, Suite 2600

San Francisco, California 94111

Tel: (415) 288-4545; Fax: (415) 288-4534

swilliams@csgrr.com

cwood@csgrr.com

Counsel for Lead Plaintiff

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re KLA-TENCOR CORP. SHAREHOLDER DERIVATIVE LITIGATION	Case No. C06-3445-JW
This Document Relates To: ALL ACTIONS	STIPULATION OF SETTLEMENT

This Stipulation of Settlement (the “Stipulation”), dated March 15, 2010, is made and entered into by and among the following Settling Parties (as defined further in ¶IV.A(19) hereof), and each by and through their respective counsel: (i) Lead Plaintiff Alaska Electrical Pension Fund (“Lead Plaintiff”) (on behalf of itself and derivatively on behalf of KLA-Tencor Corporation (“KLA” or the “Company”)); (ii) Edward W. Barnholt, H. Raymond Bingham, Robert J. Boehlke, Robert T. Bond, Leo Chamberlain, Gary Dickerson, Richard J. Elkus, Jr., Jeffrey L. Hall, Stephen P. Kaufman, John H. Kispert, Kenneth Levy, Stuart Nichols, Arthur Schnitzer, Kenneth L. Schroeder, Jon D. Tompkins, Lida Urbanek, Richard P. Wallace, Dennis J. Fortino and Michael E. Marks; and (iii) KLA. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶IV.A(15)) upon Court approval and subject to the terms and conditions hereof.

I.	INTRODUCTION

This is a shareholder derivative action (the “Action”) that alleges claims based on KLA’s stock option grants and related acts and practices from 1995 through 2006. The first derivative action was filed on May 22, 2006 in the United States District Court Northern District of California, San Jose Division and was styled Theodore R. Kornreich Revocable Trust v. Barnholt, No. 5:06-cv-3345-JW (N.D. Cal.). Shortly thereafter, three additional actions were filed in this Court containing substantially similar allegations. On October 23, 2006, the Court issued an order (the “Consolidation Order”) consolidating the federal derivative cases into the Action, appointing Alaska Electrical Pension Fund as lead plaintiff (“Lead Plaintiff”) and Coughlin Stoia Geller Rudman & Robbins LLP as lead counsel. By resolution dated November 16, 2006, KLA’s Board of Directors created a Special Litigation Committee (“SLC”) and authorized it to investigate and to determine the Company’s position with respect to the Action and certain State Actions containing substantially similar allegations (identified in ¶IV.A(21)) (collectively, the “KLA Derivative Litigation”).

On February 20, 2007, Lead Plaintiff filed an Amended Consolidated Verified Shareholder Derivative Complaint (the “Complaint”). Neither KLA nor the individual defendants answered the Complaint but instead KLA requested, and Lead Plaintiff agreed to, a stipulation staying the action to allow KLA’s Special Litigation Committee (“SLC”) to conduct its investigation. On March 10, 2008, KLA filed a case management conference statement informing the Court that the SLC intended to file a Motion to Terminate the derivative litigation (the “Termination Motion”) on March 14, 2008, and proposing a briefing schedule for the Termination Motion.

On March 25, 2008, the SLC filed its Termination Motion. The Court heard oral argument on the Termination Motion on October 6, 2008. On December 12, 2008, the Court issued an Order Denying the SLC’s Termination Motion (“Termination Order”). On January 9, 2009, the SLC filed a notice of appeal with the Court of Appeals for the Ninth Circuit (“Ninth Circuit”). The SLC appealed the Court’s December 12, 2008 Termination Order, both by way of a direct appeal and a petition for mandamus. On May 8, 2009, the Ninth Circuit dismissed the SLC’s direct appeal. On July 10, 2009, the Ninth Circuit denied the SLC’s petition for a writ of mandamus. Following the dismissal of the SLC’s appeal and denial of its petition for writ of mandate to the Ninth Circuit, KLA’s Board of Directors dissolved the SLC and withdrew its authority with respect to the KLA Derivative Litigation.

Upon the dissolution of the SLC, in August 2009, KLA’s Board of Directors appointed a Litigation Committee of the Board (the “Litigation Committee”) composed of three independent directors, each of whom first became a director of KLA in 2007, after the events at issue in and filing of the KLA Derivative Litigation: (i) Robert M. Calderoni, who joined the KLA Board on March 29, 2007, (ii) John T. Dickson, who joined the KLA Board on May 9, 2007, and (iii) Kevin J. Kennedy, who joined the KLA Board on May 9, 2007. None of the members of the Litigation Committee was a member of KLA’s former SLC. The Litigation Committee’s mandate is to advise, recommend, and determine the position to be taken by the Company with respect to the KLA Derivative Litigation and related matters. Since its formation, the Litigation Committee has been closely involved in the KLA Derivative Litigation, including, without limitation, the negotiations leading to the settlement reflected herein.

Between February 27, 2009 and November 19, 2009, representatives for all of the parties to the Action engaged in a formal mediation process before the Honorable Layn Phillips, U.S. District Judge (Ret.). Some or all of the parties and their insurers participated in all-day, in-person mediation sessions on February 27, 2009 in San Francisco, on March 26, 2009 in Newport Beach, California, on October 14, 2009 in New York City, and on November 19, 2009 in Palo Alto and San Francisco. Additional mediation discussions between various of the parties took place between and after the in-person mediation sessions. These mediations and settlement negotiations led to an agreement in principle among most of the parties, of which Lead Plaintiff and KLA informed the Court on January 15, 2010. Thereafter, through additional negotiations among Lead Plaintiff, the Settling Defendants, and KLA, by and through its independent Litigation Committee, the Settling Parties reached an agreement in principle for the resolution of the Action in its entirety as to all parties on the terms set forth herein.

In addition, the Litigation Committee, in its business judgment, unanimously approved the settlement and each of its terms, as set forth in this Stipulation, as in the best interest of KLA and its shareholders on March 5, 2010.

II.	CLAIMS OF LEAD PLAINTIFF AND BENEFITS OF SETTLEMENT

Lead Plaintiff and its counsel believe that the claims asserted in the Action have merit. However, Lead Plaintiff and its counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Settling Defendants through trial and appeal. Lead Plaintiff and its counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Lead Plaintiff and its counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Action. Based on Lead Plaintiff’s and its counsel’s understanding of the facts, the settlement provides an excellent recovery based on the conduct of the Settling Defendants. Based on their evaluation, Lead Plaintiff and its counsel have determined that the settlement set forth in the Stipulation is in the best interests of KLA and its shareholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants (defined below in ¶IV.A(18)) have denied and continue to deny each and every one of the claims and contentions alleged by the plaintiffs in the Action against them or any of them. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them or any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Without limiting the foregoing, the Settling Defendants have denied and continue to deny that they violated the federal securities laws, violated state law, or breached their fiduciary duties or any other duty owed to KLA or its shareholders, or that KLA or its shareholders suffered any damage or harm as a result of any conduct of the Settling Defendants.

KLA and the individual Settling Defendants making payments set forth in ¶IV.B below agree that such payments represent the repayment of compensation previously paid to each of the Settling Defendants by KLA, to which the Settling Defendants returning such compensation appeared to have an unrestricted right and to which it was established in a later year that they did not have an unrestricted right. KLA agrees to cooperate with the Settling Defendants by providing documents and information as may be requested in conjunction with their efforts to obtain appropriate treatment of the payments referred to in ¶IV.B below.

Nonetheless, the Settling Defendants and KLA also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. The Settling Defendants and KLA, by and through its independent Litigation Committee, have each determined that it is desirable and beneficial that the Action be settled in a manner and upon the terms and conditions set forth in this Stipulation.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Lead Plaintiff (for itself and derivatively on behalf of KLA), the Settling Defendants, and KLA, by and through its independent Litigation Committee, as follows:

A. Definitions

As used in this Stipulation the following terms have the meanings specified below:

(1) “Action” means the consolidated proceeding entitled In re KLA-Tencor Corporation Derivative Litigation, No. C-06-03445-JW, including each of its constituent actions.

(2) “Court” means the United States District Court for the Northern District of California.

(3) “Effective Date” means the first date by which all of the events and conditions specified in ¶IV.F(1) of this Stipulation have been met and have occurred.

(4) “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal.

(5) “Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached as Exhibit B hereto.

(6) “KLA” means KLA-Tencor Corporation, including, but not limited to, its predecessors, successors, subsidiaries, affiliates, divisions and assigns.

(7) KLA’s “Litigation Committee” means the Litigation Committee of the KLA Board of Directors created in August 2009, which consists of independent directors Robert M. Calderoni, John T. Dickson, and Kevin J. Kennedy, all of whom joined the KLA Board in March 2007 or later.

(8) “Lead Plaintiff” means Alaska Electrical Pension Fund.

(9) “Lead Plaintiff’s Counsel” means Coughlin Stoia Geller Rudman & Robbins LLP.

(10) “Levy Exercise Claims” means claims by Levy against KLA arising out of, based upon, or related to Levy’s inability to exercise certain of his vested KLA stock options following their repricing and his retirement from KLA, including such claims based upon the Separation Agreement and General Release dated October 16, 2006 between Levy and KLA, which claims have not been asserted in the Action and are not part of this settlement.

(11) “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

(12) “Plaintiffs” means all plaintiffs in the Action and the State Actions.

(13) “Plaintiffs’ Counsel” means all counsel for all Plaintiffs.

(14) “Related Parties” means any Settling Defendant’s or KLA’s past or present directors, officers, employees, partners, agents, attorneys, personal or legal representatives, consultants, experts, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, spouses, heirs, executors, estates, administrators, related or affiliated entities, any entity in which any Settling Defendant or KLA has a controlling interest, any members of any Settling Defendant’s immediate family, any trust of which any Settling Defendant or KLA is the settlor or which is for the benefit of any Settling Defendant’s family, and all officers, directors and employees of KLA’s current and former subsidiaries.

(15) “Released Claims” means any and all claims (including “Unknown Claims,” as defined in ¶IV.A(22) hereof), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, accrued or un-accrued, liquidated or un-liquidated, matured or un-matured, whether or not concealed or hidden, asserted or un-asserted, by or on behalf of Plaintiffs, KLA, any derivative plaintiff or other Person on behalf of KLA, the Settling Defendants, or any of the Related Parties (including, without limitation, claims for negligence, negligent supervision, gross negligence, recklessness, intentional conduct, indemnification, breaches of duty, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, insider trading, mismanagement, corporate waste, breach of contract, or any other claims for damages, interest, defense costs, attorneys’ fees, expert fees, or other costs, expenses, or liabilities, whether based on federal, state, local, statutory, common law, equity, or any other law, rule, or regulations) with respect to any and all conduct, matters, expenses incurred, transactions, or occurrences through the date of this Stipulation, March 15, 2010, that: (i) were alleged or asserted in the Action and/or State Actions, or (ii) arise from, are based upon or relate to the matters, transactions, or occurrences that were alleged or asserted in the Action and/or State Actions, or (iii) could have been alleged or asserted with respect to the matters, transactions, or occurrences that were alleged in the Action and/or State Actions. Without limiting the foregoing, “Released Claims” shall include any claims related to stock options granted by KLA, KLA’s investigation or review of such options, accounting therefor, exercises thereof, purchases or sales of KLA securities related thereto, public disclosures relating thereto, any other transactions or occurrences referenced in the Action and/or the State Actions, and any claim by KLA for recoupment of reasonable fees and expenses incurred by and/or advanced on behalf of any Settling Defendant in connection with any of the Released Claims. Notwithstanding the foregoing, “Released Claims” shall not include (a) any claims for, arising out of, based upon, or related to KLA’s defense, indemnification and/or advancement of fees or expenses for any matter whatsoever incurred or arising after the date of this Stipulation; (b) the Levy Exercise Claims (defined above in ¶IV.A(10)); (c) the Schroeder Employment Claims (defined below in ¶IV.A(20); or (d) the Reserved Claims (defined below in ¶IV.A(17)).

(16) “Released Persons” means the Settling Defendants, KLA, and the Related Parties.

(17) “Reserved Claims” means any and all claims that KLA has or may have (including without limitation Unknown Claims) against Wilson Sonsini Goodrich & Rosati, PricewaterhouseCoopers LLP, and/or Lisa Berry (the “Reserved Parties”). In the event any of the Reserved Parties asserts a claim against any Settling Defendant based upon, arising out of, or related to the subject matter of the Released Claims, “Reserved Claims” shall also mean any and all claims that such Settling Defendants have or may have against such Reserved Parties.

(18) “Settling Defendants” means Edward W. Barnholt (“Barnholt”), H. Raymond Bingham (“Bingham”), Robert J. Boehlke (“Boehlke”), Robert T. Bond (“Bond”), Leo Chamberlain (“Chamberlain”), Gary Dickerson (“Dickerson”), Richard J. Elkus Jr. (“Elkus”), Jeffrey L. Hall (“Hall”), Stephen P. Kaufman (“Kaufman”), John H. Kispert (“Kispert”), Kenneth Levy (“Levy”), Stuart Nichols (“Nichols”), Arthur Schnitzer, (“Schnitzer”), Kenneth L. Schroeder (“Schroeder”), Jon D. Tompkins (“Tompkins”), Lida Urbanek (“Urbanek”), Richard P. Wallace (“Wallace”), Dennis J. Fortino (“Fortino”) and Michael E. Marks (“Marks”).

(19) “Settling Parties” means, collectively, each of the Settling Defendants, Lead Plaintiff, and KLA.

(20) “Schroeder Employment Claims” means claims by Schroeder against KLA arising out of, based upon, or related to the termination of Schroeder’s employment with KLA in October 2006, including all claims asserted in the action entitled Kenneth L. Schroeder v. KLA-Tencor Corp., California Superior Court, Santa Clara County Case No. 1-09-CV-135096 (filed Feb. 17, 2009) and the arbitration entitled Kenneth L. Schroeder v. KLA-Tencor Corporation, filed under the Employment Arbitration Rules of the American Arbitration Association on August 7, 2009 before Hon. Charles Renfrew (ret.) as arbitrator, which claims have not been asserted in the Action and are not part of this settlement.

(21) “State Actions” means Rabin v. Barnholt, et al., Case No. 1-06-CV-064841, pending in the Superior Court of the State of California, County of Santa Clara, before the Honorable Joseph Huber, and Langford v. Barnholt, et al., Case No. 2295-N, pending in the Delaware Court of Chancery, before the Honorable Travis Laster.

(22) “Unknown Claims” means any Released Claims which the Settling Parties, the Related Parties or KLA shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties, the Related Parties, and KLA shareholders shall be deemed to have expressly waived and each of the KLA shareholders shall be deemed to have, and by operation of the Judgment shall have, waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, the Settling Parties, the Related Parties, and each of the KLA shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction, state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Parties, the Related Parties, and each of the KLA shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the Released Claims but, upon the Effective Date, the Settling Parties and the Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or un-accrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties, the Related Parties, and the KLA shareholders shall be deemed by operation of the Judgment to have acknowledged that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

B. Consideration to KLA

KLA and the Settling Defendants acknowledge and agree that the Action filed by Lead Plaintiff precipitated and was a material factor in the payments to KLA described below. KLA, by and through its independent Litigation Committee, acknowledges and agrees that such payments confer a substantial benefit to KLA as part of the settlement of the Action.

Financial Benefits: In connection with the settlement of the Action, Lead Plaintiff and KLA, by and through its independent Litigation Committee, agree that KLA has received or will receive cash payments, and certain Settling Defendants have relinquished value and/or waived certain rights, which include cash payments and the relinquishment of compensation and other benefits by certain defendants totaling $42,639,514:

(1) Schroeder shall pay KLA $3,000,000 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

(2) Levy shall pay KLA $3,000,000 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

(3) Dickerson shall pay KLA $2,500,000 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

(4) Tompkins shall pay the Company $502,355 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

(5) Kispert shall pay KLA $200,000 in cash within five (5) business days of entry of an order by the Court finally approving the settlement;

(6) Various insurance carriers shall pay KLA $24,000,000 in cash within thirty (30) business days of the entry of an order by the Court preliminarily approving the settlement;

(7) Levy forfeited his rights to payment of $4,500,000 in salary, bonus, and equity awards under his employment agreement with KLA;

(8) Levy, Nichols, and Kispert repriced 469,228, 55,300, and 26,325 unexercised options, respectively, thereby forfeiting options with an aggregate intrinsic value of $4,937,159. The exercise price of such options was increased so as to equal the fair market value of KLA common stock on the correct measurement date as determined by KLA in connection with the restatement; and

(9) Kispert forfeited 150,000 unexercised stock options that had no intrinsic value on the date they were forfeited.

Lead Plaintiff and KLA agree that the aggregate value of the foregoing financial benefits to KLA is $42,639,514. Those Settling Defendants making payments under ¶¶V.B(1)-(5) above shall do so either by wire transfer to coordinates provided by KLA or by delivery of a check to KLA’s counsel.

Corporate Governance Benefits: Lead Plaintiff and KLA have conducted extensive negotiations over an extended period of time regarding certain Corporate Governance Reforms related to, among other things, the composition of the Company’s board of directors and its governance processes, stock option granting practices and procedures, and public disclosures. Based upon those negotiations and during the pendency of and in connection with the settlement of the Action, KLA has adopted or, within sixty (60) days of final Court approval of the settlement, shall adopt the Corporate Governance Reforms set forth in the Corporate Governance Term Sheet attached as Appendix 1, which shall remain operative for the period set forth therein unless otherwise provided therein. KLA, by and through its Independent Directors, believes that the Corporate Governance Reforms provide a substantial benefit to KLA and its shareholders.

C. Settlement Procedure

(1) After execution of the Stipulation, Lead Plaintiff shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of an order substantially in the form of Exhibit A hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice substantially in the form of Exhibit A-1 hereto, which shall include the general terms of the settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

(2) Within five (5) business days of the issuance of the preliminary approval order, KLA shall cause the Stipulation to be filed with the Securities and Exchange Commission along with a Form 8-K or other appropriate filing, and the Settlement Notice shall be published in Investor’s Business Daily. In addition, KLA shall publish the Stipulation and the Settlement Notice on an Internet page that KLA shall create for this purpose, which shall be accessible via KLA’s website and the address of which shall be contained in the Settlement Notice.

(3) Lead Plaintiff will request that forty-five (45) days after the Notice is given, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether the Judgment substantially in the form of Exhibit B hereto should be entered: (a) approving the terms of the settlement as fair, reasonable and adequate; (b) dismissing with prejudice the Action against the Settling Defendants; and (c) in accordance with §21D(f)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. §78u-4(f)(7), barring all Persons from asserting claims against any of the Released Persons as set forth in ¶IV.D(5).

(4) Within five (5) business days of the execution of the Stipulation, if not already stayed, defendant Dickerson and KLA shall move to stay the arbitration styled Dickerson v. KLA-Tencor Arbitration (74 166 00094 09) before William B. Quinby, Esq. (“Dickerson Arbitration”) pending before the American Arbitration Association in San Francisco, California. Within five (5) business days of the entry by the Court of an order finally approving this settlement, Dickerson shall dismiss the Dickerson Arbitration with prejudice. If for any reason this settlement is not finalized and consummated as to Dickerson or is terminated as to Dickerson, Lead Plaintiff, KLA, and Dickerson agree that the Dickerson Arbitration shall be reinstated before William B. Quinby, Esq. and the parties shall be returned to their positions prior to the entry of the Stipulation with respect to the Dickerson Arbitration.

(5) Within five (5) business days after the issuance of an Order by the Court finally approving the settlement, the Settling Parties shall jointly apply to the state courts for orders dismissing with prejudice the State Actions, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure dismissal with prejudice of the State Actions.

(6) Pending final determination of whether the settlement should be approved by the Court, all proceedings and discovery in the Action shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the settlement. To the extent necessary, the Settling Parties will take all reasonable steps to stay all proceedings and discovery in the State Actions as well.

D. Releases

(1) Upon the Effective Date, as defined in ¶IV.A(3), Lead Plaintiff (acting on its own behalf and derivatively on behalf of KLA and its shareholders), KLA, and the Settling Defendants, on behalf of themselves and the Related Parties, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Persons from and against the Released Claims and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the Released Claims, the Action, or the filing, prosecution, defense, settlement, or resolution of the Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

(2) Upon the Effective Date, as defined in ¶IV.A(3), Lead Plaintiff (acting on its own behalf and derivatively on behalf of KLA and its shareholders), KLA, any Person acting on behalf of KLA, and the Settling Defendants, on behalf of themselves and the Related Parties, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Action, or the filing, prosecution, defense, settlement, or resolution of the Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

(3) Upon the Effective Date, as defined in ¶IV.A(3), each of the Released Persons and KLA shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from and against all claims (including Unknown Claims) arising out of, relating to, or in connection with the Released Claims, the Action, or the filing, prosecution, assertion, settlement or resolution of the Action, the State Actions, or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

(4) Notwithstanding any other term or provision of this Stipulation, the Settling Defendants are not releasing or discharging KLA from any claims under any contracts or law for defense, indemnification, or advancement of fees or expenses for any matter whatsoever. The provisions of this Stipulation, including but not limited to the releases and bar orders set forth in ¶¶IV.D(1)-(3) and IV.D(5) hereof, and the Judgment, shall in no way limit the Settling Defendants’ claims for defense, indemnification, or advancement of fees and expenses from KLA, which are expressly preserved.

(5) Upon the Effective Date, as defined in ¶IV.A(3), in accordance with §21D(f)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. §78u-4(f)(7), each of the Released Persons, by virtue of the Judgment, shall be discharged from all claims for contribution brought by other Persons. The Judgment shall constitute the final discharge of all obligations to Lead Plaintiff, KLA shareholders, and KLA of the Released Persons arising out of, based upon or related to the Released Claims, except for any discovery obligations the Released Persons may have. The Judgment shall bar all future claims for contribution arising out of, based upon or related to the Released Claims by any Person against the Released Persons, and by the Released Persons against any Person. Additionally, all Persons, including but not limited to any other Person or entity who may later be named as a defendant or party in the Action or any other action arising from its subject matter, shall be permanently barred, enjoined, and restrained by the Judgment from commencing, prosecuting, or asserting (i) any claim for contribution or indemnity (whether contractual, equitable, or otherwise) against any of the Released Persons arising out of, based upon or related to the Released Claims; and (ii) any other claim against any of the Released Persons arising out of, based upon or related to the Released Claims where the alleged injury to such Person is the Person’s actual or threatened liability to a Released Person, including but not limited to any amounts paid in settlement of such actual or threatened liability, or any other costs or expenses (including attorneys’ fees) incurred in connection with the Action.

(6) Notwithstanding anything in the foregoing ¶¶IV.D(1)-(5), and without limiting the effect of those provisions as to any other party, KLA and the Settling Defendants expressly reserve, retain, and are not releasing the Reserved Claims. KLA, by and through its Litigation Committee, shall have the exclusive right to determine whether and under what circumstances its Reserved Claims should be pursued.

E. Plaintiff’s Counsel’s Attorneys’ Fees and Expenses

(1) After negotiating the monetary relief for KLA and the Corporate Governance Reforms, Lead Plaintiff’s Counsel and KLA, by and through its independent Litigation Committee, with the assistance of the Honorable Layn Phillips, U.S. District Judge (Ret.), negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel. The Company has agreed to pay $8,000,000 in cash (the “Cash Fee and Expense Amount”), in addition to shares of KLA common stock valued at $8,000,000 (the “Stock Award”) for Plaintiffs’ Counsel’s attorneys’ fees and expenses, subject to Court approval (collectively, the “Fee and Expense Award”). The shares constituting the Stock Award shall be fully paid, non-assessable and freely tradable as provided herein. The number of shares constituting the Stock Award will be determined by dividing $8,000,000 by the average daily closing price for each day of KLA common stock for the ten business day period prior to the Effective Date.

(2) The shares constituting the Stock Award shall be issued by KLA and delivered to Plaintiffs’ Counsel pursuant to instructions provided by Plaintiffs’ Counsel within ten (10) business days after the Effective Date (the “Delivery Date”). In the event of a KLA stock split or reverse stock split or similar transaction in the ten business day period during which the number of shares is to be calculated, or thereafter but before the Delivery Date, the number of shares issued as the Stock Award shall be adjusted in accordance with the same formula applicable to other KLA common stock. In the event of a merger or acquisition or sale of KLA which results in the conversion of KLA common stock to the stock of another entity before the Delivery Date, the shares constituting the Stock Award shall be converted in accordance with the same formula applicable to other common stock.

(3) The shares constituting the Stock Award shall be exempt from the registration requirements of the Securities Act of 1933 under section 3(a)(10) thereof by reason of the Court finally approving the issuance of the shares as part of the Fee and Expense Award and shall be freely tradable under the Securities Act of 1933. KLA and Lead Plaintiff’s Counsel shall take any and all necessary and appropriate actions to perfect the exemption of the shares represented by the Stock Award from registration under the federal securities laws by reason of Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. § 77c(a)(10).

(4) Within five (5) business days of issuance of an Order by the Court finally approving the settlement, notwithstanding the existence of any timely filed objections to the settlement, or potential for appeal therefrom, the Company shall pay the Cash Fee and Expense Amount to Coughlin Stoia Geller Rudman & Robbins LLP as receiving agent for all Plaintiffs’ Counsel, subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayment of the principal amount received and any accrued interest thereon less taxes within ten (10) business days if and when, as a result of any further Order of the Court, appeal, further proceedings or remand, or successful collateral attack, the settlement is not approved or is overturned on appeal. Lead Plaintiff’s Counsel shall be responsible for the allocation of the Fee and Expense Award to Plaintiffs’ Counsel in the Action and the State Actions, based upon each counsel’s contributions to the prosecution and/or resolution of the Action and the State Actions. The Fee and Expense Award shall constitute full, complete, and exclusive compensation for all of Plaintiffs’ Counsel’s efforts, fees, services and expenses, whether before or after the date of this Stipulation.

F. Conditions of Settlement; Effect of Disapproval, Cancellation or Termination

(1) The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) the KLA Board, by and through its independent Litigation Committee, has approved the settlement, including the financial and corporate governance benefits and Fee and Expense Award;

(b) the Court has entered the Judgment;

(c) the State Actions have been dismissed and such dismissal is Final; and

(d) the Judgment has become Final.

(2) If any of the conditions specified in ¶IV.F(1) are not met, then the Stipulation and settlement shall be canceled and terminated subject to the provisions of this ¶IV.F(2), and the Settling Parties shall be restored to their respective positions in the Action as of the last date on which a Settling Party has executed this Stipulation, unless the Settling Parties mutually agree in writing to proceed with the Stipulation. In the event that the Stipulation or settlement is canceled or terminated for any reason:

(a) All negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding;

(b) The terms and provisions of the Stipulation, with the exception of ¶¶IV.A(1)-IV.A(21), the refund provisions of ¶IV.E(4), and ¶IV.F(2) herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc; and

(c) KLA shall promptly refund any payment made by any Settling Defendant or insurer to KLA pursuant to the Stipulation.

G. Miscellaneous Provisions

(1) The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

(2) As a material term of this settlement, effective on and after the date of this Stipulation, the Settling Defendants each expressly agree to testify concerning their knowledge and information of the Company’s historic stock option practices and related accounting and/or business matters by way of deposition and/or provision of live testimony in the Action or any other non-governmental proceeding in which the Company is a party involving the Company’s historic stock options granting process, including any action or proceeding concerning a Reserved Claim, without assertion of any privileges or immunities against testifying (other than, to the extent applicable, the attorney-client privilege, attorney work product doctrine, or the marital and physician-patient communication privileges). Provision of such testimony shall be required, upon reasonable advance notice at a reasonable time and place, upon tender of a lawful subpoena or request to the witness or his or her counsel, provided that KLA agrees to reimburse the reasonable attorneys fees and expenses associated with such testimony, and provided further that the witness shall not be compelled to travel to deliver such testimony to an extent beyond that which could be required in the Action, absent his or her agreement to do so. This provision may be enforceable by application by KLA and/or Lead Plaintiff to the Court in the Action, either before or after entry of the Judgment.

(3) Except as expressly set forth in this Stipulation and the Exhibits hereto, the Settling Parties intend this settlement to be a final and complete resolution of all disputes between Plaintiffs and KLA and its shareholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim or defense. While the Settling Defendants deny that the claims advanced in the Action are meritorious, the Settling Parties agree and the Judgment will state that the Action was filed, prosecuted and defended in good faith and in accordance with the Federal Rules of Civil Procedure as well as applicable California law, including Rule 11 of the Federal Rules of Civil Procedure, and is being settled voluntarily after consultation with competent legal counsel.

(4) Neither the Stipulation nor the settlement, including any Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims, or of any wrongdoing or liability of the Released Persons or KLA; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons or KLA in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Released Persons may file or use the Stipulation and/or the Judgment in the Action, or related matters as evidence of the settlement and its terms, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

(5) All agreements made and orders entered during the course of the Action relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment subject to any further order of the Court.

(6) All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

(7) This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

(8) This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any party concerning the Stipulation and/or its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Action.

(9) Except as otherwise provided herein, all parties, including all Settling Defendants, their counsel, KLA and its counsel, and Plaintiffs and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses. Except as otherwise provided herein, Plaintiffs and Plaintiffs’ Counsel, KLA and its counsel, and the Settling Defendants and their counsel shall not assert any claim for expenses, costs, or attorneys’ fees against any of Plaintiffs, Plaintiffs’ Counsel, KLA, its counsel, Settling Defendants, or their counsel in connection with the Action and/or the State Actions.

(10) Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

(11) The Settling Parties each join in this Stipulation through the signatures of their counsel of record below. Each counsel executing this Stipulation represents and warrants that he or she has full authority to enter into this Stipulation and that each Settling Party on behalf of whom he or she signs this Stipulation agrees to be bound by its terms. The Settling Parties agree that this Stipulation shall be fully enforceable by or against each Settling Party as if all parties had manually signed it.

(12) The Stipulation and Exhibits may be executed in one or more counterparts. All executed counterparts including facsimile counterparts and each of them shall be deemed to be one and the same instrument.

(13) This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.

(14) Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation and Judgment.

(15) This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to that State’s choice of law principles.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated March 15, 2010.

Dated: March 15, 2010		COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
SHAWN A. WILLIAMS
CHRISTOPHER WOOD

	By:	/s/ Shawn A. Williams
Shawn A. Williams

100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)

COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
DARREN J. ROBBINS
TRAVIS E. DOWNS III
JEFFREY D. LIGHT
LUCAS F. OLTS
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)

Counsel for Lead Plaintiff
Alaska Electrical Pension Fund

Dated: March 15, 2010		MORGAN, LEWIS & BOCKIUS LLP
JOSEPH E. FLOREN
JOHN H. HEMANN

	By:	/s/ Joseph E. Floren
Joseph E. Floren

One Market, Spear Street Tower
San Francisco, CA 94105-1126
Telephone: (415) 442-1000
Facsimile: (415) 442-1001

Attorneys for Nominal Defendant
KLA-Tencor Corporation

Dated: March 15, 2010		DLA PIPER LLP (US)
SHIRLI FABBRI WEISS
DAVID A. PRIEBE

	By:	/s/ Shirli Fabbri Weiss
Shirli Fabbri Weiss

2000 University Avenue
East Palo Alto, California 94303
Telephone: (650) 833-2056
Facsimile: (650) 833-2001

Attorneys for Defendant Kenneth L. Schroeder

Dated: March 15, 2010		ORRICK, HERRINGTON & SUTCLIFFE LLP
WALTER F. BROWN, JR.
ROBERT P. VARIAN

	By:	/s/ Robert P. Varian
Robert P. Varian

405 Howard Street
San Francisco, CA 94105
Tel. 415-773-5700
Fax: 415-773-5759

Attorneys for Defendant Gary Dickerson

Dated: March 15, 2010		MORRISON & FOERSTER LLP
CRAIG D. MARTIN
DOROTHY L. FERNANDEZ

	By:	/s/ Craig D. Martin
Craig D. Martin

425 Market Street
San Francisco, CA 94105-2482
Tel. 415-268-7000
Fax: 415-268-7522

Attorneys for Defendant John H. Kispert

Dated: March 15, 2010		SHEARMAN & STERLING LLP
PATRICK D. ROBBINS
JEFFREY S. FACTER
EMILY V. GRIFFEN

	By:	/s/ Jeffrey S. Facter
Jeffrey S. Facter

525 Market Street, Suite 1500
San Francisco, CA 94105
Telephone: (415) 616-1100
Facsimile: (415) 616-1199

Attorneys for Defendant Kenneth Levy

Dated: March 15, 2010		HOGAN AND HARTSON LLP
MICHAEL J. SHEPARD
MEGAN DIXON

	By:	/s/ Michael J. Shepard
Michael J. Shepard

4 Embarcadero Center 22nd Floor
San Francisco, CA 94111
Phone: (415) 374.2300
Fax: (415) 374.2499

Attorneys for Defendant Jon D. Tompkins

Dated: March 15, 2010		FENWICK & WEST LLP
KEVIN P. MUCK
DEAN S. KRISTY

	By:	/s/ Kevin P. Muck
Kevin P. Muck

555 California Street, 12th Floor
San Francisco, CA 94104
Tel.: (415) 875-2300; Fax: (415) 281-1350

Attorneys for Defendants Edward W. Barnholt, H. Raymond Bingham, Robert J. Boehlke, Robert T. Bond, Leo Chamberlain, Richard J. Elkus, Jr., Jeffrey L. Hall, Richard P. Wallace, Lida Urbanek, Dennis J. Fortino and Michael E. Marks

Dated: March 15, 2010		RAMSEY & EHRLICH LLP
ISMAIL RAMSEY
MILES F. EHRLICH

	By:	/s/ Ismail Ramsey
Ismail Ramsey

803 Hearst Avenue
Berkeley, CA 94710
Tel.: (510) 548-3600

Attorneys for Defendant Arthur Schnitzer

Dated: March 15, 2010		MUNGER TOLLES & OLSON
BRAD D. BRIAN
JOSEPH D. LEE

	By:	/s/ Joseph D. Lee
Joseph D. Lee

355 South Grand Ave.
Thirty-Fifth Floor
Los Angeles, CA 90071
Tel.: (213) 683-9100

Attorneys for Defendant Stephen P. Kaufman

Dated: March 15, 2010		LAW OFFICE OF MARK A. BELNICK, LLC

MARK A. BELNICK (admitted pro hac vice)

	By:	/s/ Mark A. Belnick
Mark A. Belnick

120 West 45th Street, Suite 1700B
New York, NY 10036
Tel.: (646) 453-2901; Fax: (646) 453-2908

AKIN GUMP STRAUSS HAUER & FELD LLP

CHRISTOPHER D. KERCHER (pro hac vice)

590 Madison Avenue
New York, NY 10022
Tel.: (212) 872-1000

AKIN GUMP STRAUSS HAUER & FELD LLP

STEVEN S. KAUFHOLD
580 California Street, 15th Floor
San Francisco, CA 94104
Tel.: (415) 765-9500; Fax: (415) 765-9501

Attorneys for Defendant Stuart J. Nichols

APPENDIX 1

CORPORATE GOVERNANCE TERM SHEET

KLA-Tencor Corporation

I.	COMPENSATION PRACTICES

A. Policies and Procedures

1. The Company shall employ transparent policies, procedures, and measures for determining all cash and non-cash compensation, such as, without limitation, bonuses, stock options, equity award, and any other benefits such as, without limitation, healthcare and tax or legal services paid for or provided by the Company to its officers1 and directors. The Company’s policies and procedures with respect to executive compensation are reflected in the Compensation Committee Charter.

2. In the event of a significant restatement of financial results resulting from fraud, misconduct, material non-compliance or material errors, the Compensation Committee may (in its sole discretion, but acting in good faith and in compliance with applicable laws) direct that the Company recover all or a portion of performance-based compensation, including bonuses and long term incentive awards, made to executive officers during the restatement period. The amount to be recovered from an executive officer hereunder shall be the amount by which the performance-based compensation exceeded the amount that would have been payable to such executive officer had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Compensation Committee shall determine. The Compensation Committee may determine to recover different amounts from different executive officers on such basis it shall deem appropriate. The Compensation Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the applicable executive officer, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive officer under any compensatory plan, program or arrangement maintained by the Company, (iii) by withholding (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

[1]	The terms “officers,” “executives,” and “executive officers” mean officers subject to Section 16 of the Securities Exchange Act of 1934.

B. Stock Option Grants

1. The Compensation Committee shall set the terms of all stock options, stock appreciation rights and other performance-vesting awards in a manner which the Compensation Committee believes to be in compliance with all applicable federal, state, local and foreign laws and tax requirements, including the requirements for performance-based compensation under Internal Revenue Code Section 162(m).

2. Authority to grant stock options shall be limited to the full Board or the Compensation Committee and shall not be delegated to any other person or body.

3. Except in the circumstances described below, the Compensation Committee shall approve any equity grants to executive officers (other than the Chief Executive Officer) and all other employees of the Company at one of the regularly scheduled Compensation Committee meetings. The exercise price of all options approved at the regularly scheduled meeting shall be the closing market price as reported by The Nasdaq Stock Market (or such other principal market or exchange on which the Company’s stock is listed as of the applicable meeting date) on the date of the meeting.

4. For equity grants which require approval at times other than regularly scheduled Compensation Committee meetings (for example, in connection with the hiring of a senior executive or the closing of an acquisition or other strategic transaction), the Compensation Committee may approve equity grants by calling a special Compensation Committee meeting. The grant date for each such equity grant shall be the date that the Compensation Committee holds the special meeting and concurrently approves the grant. When a special Compensation Committee meeting is not feasible, the Compensation Committee may approve equity grants by having the entire Compensation Committee approve such grants by written consent. The grant date for all such grants approved by written consent shall be the date on which the written consent is complete and approved in writing (or by electronic transmission) by all Compensation Committee members. All written consents shall carry the date of when each signatory signed (or electronically approved) the consent.

5. The exercise price for any equity grants approved at times other than regularly scheduled Compensation Committee meetings shall be the closing market price as reported by The Nasdaq Stock Market (or such other principal market or exchange on which the Company’s stock is listed as of the applicable date) on the date of the special Compensation Committee meeting at which equity grants are approved, or where a special Compensation Committee meeting is not feasible, the date upon which the written consent is complete and approved by all Compensation Committee members. The Compensation Committee will promptly inform the Board about any equity grants to executive officers approved by the Compensation Committee.

6. All proposed stock option grants for the Company’s Chief Executive Officer must be approved by a majority of the independent directors of the Board. The grant date for each such award shall be the date that the Board approves the grant. The exercise price for such award shall be the closing market price as reported on the Nasdaq Stock Market (or such other principal market or exchange on which the Company’s stock is listed as of the applicable date) on the date the Board approves the grant.

7. It shall be the established practice of the Compensation Committee to submit any proposed equity grants for the Company’s Chief Executive Officer to the Board at one of the regularly scheduled Board meetings. If the Compensation Committee deems it appropriate, it may also submit proposed equity grants for the Chief Executive Officer to the Board for approval (A) at a special Board meeting or (B) by execution of a written consent of the Board. The grant date for each such award that is submitted for review by the Board shall be the date that the Board approves the grant. The exercise price for such award shall be the closing market price on the date of grant.

8. The Compensation Committee shall direct that actions be taken to promptly (A) notify recipients of their equity grants (with the goal of notifying such recipients within four weeks of the date of grant) and (B) document all equity grants in the appropriate Company records (with the goal of entering all such equity grants in the Company’s equity database within ten working days of the date of grant).

9. The Company shall continue to disclose stock option grants, stock grants and warrants to officers and directors within two (2) business days of any such grant via a filing with the SEC and via publication of such filing, or a direct link thereto, on the Company’s website.

C. Stock Option Plans

1. The Company’s applicable Stock Option Plans2 shall provide as follows:

a. The exercise price of any stock option may not be less than the fair market value of the Company’s common stock on the grant date of the option.

b. The grant date of an option shall be, for all purposes, the date on which the Administrator (as defined in the Plan) makes the determination granting such options, or such other later date as is determined by the Administrator.3 Notice of the determination shall be provided to each option recipient within a reasonable time after the date of such grant.

c. The fair market value of the Company’s common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq Stock Market or such other market or exchange where the stock is listed (or the exchange with the greatest volume of trading in the Company’s common stock, if more than one) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, provided, however, that

(i)	If the Company’s stock is not listed on any established stock exchange but is quoted on the Nasdaq system or is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value per share shall be the mean between the high bid and low asked prices for the Company’s common stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

[2]	Excluding “legacy plans” inherited from acquired companies and the Company’s now-dormant Director Plan.
[3]	To the extent the provisions set forth in Section B hereto are more restrictive, they shall control.

(ii)	In the absence of an established market for the Company’s common stock, the fair market per share shall, for purposes of Incentive Stock Options, be determined in good faith by the Administrator and shall, for purposes of all other equity awards, be determined by the Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the regulations issued under Section 409A of the Code.

d. The exercise price for an option may not be reduced without the approval of the Company’s stockholders.

e. The Company shall not issue shares pursuant to exercise of an option unless the exercise of the option or the issuance and delivery of such shares shall comply with the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code, any stock exchange or quotation system on which the shares are listed or quoted and the applicable laws of any other country or jurisdiction where options are granted under the Plan, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

II.	DIRECTORS AND COMMITTEES OF THE BOARD

A. Composition of Board

1. A majority of the members of the Board shall be “independent directors,” defined as follows: To be deemed “independent” in any calendar year, a director would have to satisfy the following qualifications:

a. has not been employed by the Company or its subsidiaries or parent within the last three calendar years;

b. has not accepted and has no Family Member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;

(ii)	compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.

c. is not a partner in, or a controlling shareholder or an executive officer of, a not-for-profit entity to which the Company made payments for property or services in the current year or any of the past three fiscal years that exceeded 5% of the recipient’s revenues for such year, or $200,000 (whichever is more), except for the following:

(i)	payments arising solely from investments in the Company’s securities; or

(ii)	payments under non-discretionary charitable contribution matching programs;

d. is not employed as an executive officer of a public company at which an executive officer of the Company serves as a member of the compensation committee of such public company’s board of directors;

e. is not a current partner of the Company’s outside auditor, and was not a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years; and

f. is not a member of the immediate family of any person who fails to satisfy the qualifications described in subsections above.

2. Board members who are executive officers of a public company shall not serve as a member of the board of directors of more than two other public companies (other than their own company). No member of the Board shall be a member of the board of directors of more than four other public companies.

B. Nomination and Elections of Directors

1. The Board is responsible for selecting members to fill vacancies on the Board (including vacancies created by an expansion of the size of the Board) and proposing nominees to become directors for approval by the shareholders. The Board delegates the screening process involved to the Nominating and Governance Committee of the Board, with direct input from the Chairman of the Board and Chief Executive Officer. With respect to new Board members, it shall be the standard practice that the Nominating and Governance Committee will engage a third party recruiting firm to identify a slate of individuals for consideration as Board candidates based on the Company’s Board membership criteria. Following review of such slate, the Nominating and Governance Committee will then make recommendations to the Board with respect to candidates for Board membership. Stockholders who have owned 1% of Company shares outstanding for at least one year and who state that they have an intent to continue as a substantial stockholder for the long term are eligible to submit nominees for election to the Board to the Nominating and Governance Committee.

C. Lead Independent Director

1. In the event that the Chief Executive Officer or another employee of the Company is serving as the Chairman of the Board, the Board shall elect a lead independent director.

2. If the Board appoints a lead independent director, the Nominating and Governance Committee shall determine appropriate duties and responsibilities to be delegated to the lead independent director, including presiding at all meetings of the Board at which the Chairman is not present (including executive sessions of the independent directors), serving as a liaison between the Chairman and the independent directors, and approving agendas for the board.

D. Executive Sessions of the Board of Directors

1. The independent directors of the Board may meet separately as a group as part of each Board meeting. The Board meeting agendas will allow one hour for executive sessions of the independent directors. The format of these meetings may include a discussion with the Chairman of the Board and the Chief Executive Officer on each occasion

E. Compensation Committee

1. The members of the Compensation Committee shall satisfy: (i) the criteria for an “independent director” established by the Nasdaq Stock Market, (ii) the Company’s requirements for independence, (iii) the definition of a “Non-employee Director” for the purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iv) the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

2. Compensation Committee members shall be appointed by the Board, in accordance with the Company’s Bylaws, upon recommendation of the Nominating and Governance Committee of the Board; members shall serve until their successors are duly appointed and qualified or until a member’s earlier resignation or removal. The Board may, in accordance with the Company’s bylaws, remove members of the Compensation Committee upon recommendation of the Nominating and Governance Committee. The Compensation Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the persons then serving as members of the Compensation Committee.

3. The Compensation Committee shall keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records. The Company’s General Counsel or his or her designee shall attend all Compensation Committee meetings at which equity grants are made and shall keep minutes of such meetings. The minutes of such meetings will be approved by the Compensation Committee as promptly as practicable and then will be communicated to the appropriate Company stakeholders (such as stock plan administration).

4. The Compensation Committee may, in its discretion, retain the services of a compensation consultant to advise and assist the Compensation Committee in the performance of its functions. The Compensation Committee also may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist the Compensation Committee in the performance of its functions. The Company shall provide for appropriate funding, as determined by the Committee, to compensate consultants, legal counsel or other advisors retained by the Committee pursuant to the Committee’s Charter.

5. The Compensation Committee shall review, at least annually, all equity-based compensation plans and arrangements, including the number of shares remaining available for issuance under those plans and arrangements, stockholder dilution due to grants under those plans and arrangements, the compliance of such plans and arrangements with applicable laws and regulations, compliance by the Company’s Chief Executive Officer, other executive officers and Board members with the Company’s equity ownership guidelines and the Company’s compliance with the administrative policies relating to such plans and arrangements.

F. Audit Committee

The Audit Committee of the Board of Directors shall be comprised of no fewer than three non-employee members of the Board, each of whom (i) shall satisfy all criteria required by applicable SEC and Stock Exchange rules; (ii) must meet the requirements for independence as set forth in the applicable SEC and Stock Exchange rules; (iii) is able to read and understand fundamental financial statements, in accordance with the applicable Stock Exchange Audit Committee requirements; and (iv) shall not have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board of Directors in accordance with the applicable rules of the SEC.

The duties and responsibilities of the Audit Committee shall include:

1. Review and discuss with management and the independent registered public accounting firm (a) all critical accounting policies and practices used by the Company and (b) any “management” or “internal control” letter issued, or proposed to be issued, by the independent registered public accounting firm to the Company or any other material written communications between the independent registered public accounting firm and Company management;

2. Review on a continuing basis and at least once annually the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and internal audit and its independent registered public accounting firm to review:

a. any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data;

b. any fraud, whether or not material, that involves management, or other employees who have a significant role in the Company’s internal controls;

c. related findings and recommendations of management, together with the independent registered public accounting firm’s attestation report; and

d. any disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent registered public accounting firm relating to such disclosure, prior to the release of such documents.

3. Select, appoint, retain, and, if appropriate, replace the Company’s independent registered public accounting firm (or nominating the Company’s independent registered public accounting firm to be proposed for stockholder approval in any proxy statement or at any stockholders meeting), which shall be a registered public accounting firm as defined by the Sarbanes-Oxley Act of 2002 that is ultimately accountable to the Audit Committee and will report directly to the Audit Committee;

4. Oversee and evaluate the performance of the independent registered public accounting firm, including the lead partner of such firm assigned to the Company’s account;

5. Report at least annually to the Board regarding the Audit Committee’s assessment of the independent registered public accounting firm’s performance and independence;

6. Monitor the partner rotation of the independent registered public accounting firm;

7. Establish a policy for the Company’s hiring of employees or former employees of the independent registered public accounting firm;

8. Pre-approve audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent registered public accounting firm, all audit engagement fees and terms, and all non-audit engagements, as may be permissible, with the independent registered public accounting firm;

9. Review and provide guidance with respect to external audits of the Company’s financial statements and the Company’s relationship with its independent registered public accounting firm by:

a. reviewing the independent registered public accounting firm’s proposed audit scope, approach and independence;

b. ensuring its receipt from the independent registered public accounting firm the written independence disclosures required by the applicable requirements of the Public Company Accounting Oversight Board, and actively engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the independent registered public accounting firm;

c. discussing with the Company’s independent registered public accounting firm the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as modified or supplemented from time to time;

d. overseeing the resolution of disagreements between management and the independent registered public accounting firm in the event that they arise; and

e. reviewing reports submitted to the Audit Committee by the independent registered public accounting firm in accordance with applicable SEC requirements;

10. Review and discuss with management and the independent registered public accounting firm the annual audited financial statements and quarterly unaudited financial statements and all internal controls reports (or summaries thereof), including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Reports on Form 10-K (or the Annual Reports to Stockholders if distributed prior to the filing of Form 10-K) and Quarterly Reports on Form 10-Q, respectively, prior to their filing with the SEC;

11. Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent registered public accounting firm;

12. Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K;

13. Conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent registered public accounting firm;

14. Review before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

15. Oversee compliance with the requirements of the SEC for disclosure of services performed by the independent registered public accounting firm and of Audit Committee members’ qualifications and activities;

16. Review, approve and monitor the Company’s Code of Ethics for (a) any offenses involving members of the executive staff, (b) any situations involving alleged fraud, or (c) any reports of alleged misconduct that would result in the Company being in violation of domestic or foreign laws, including SEC reporting obligations and the Foreign Corrupt Practices Act;

17. Review, in conjunction with counsel, any compliance matters that could have a significant impact on the Company’s financial statements;

18. Review on an ongoing basis, but no less frequently than annually, all directors’ and officers’ related party transactions for potential conflict of interest situations, and approve all such transactions to the extent required by applicable SEC and Stock Exchange rules;

19. Evaluate on an annual basis the Audit Committee’s own charter, structure, processes and membership requirements;

20. Evaluate the Audit Committee’s own performance on a regular basis, which evaluation shall be reported to the Board;

21. Provide a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

22. Establish anti-fraud programs and procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

23. Establish and monitor procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

24. Review the effectiveness of the internal audit function, including a review of activities and the organizational structure of the internal audit function;

25. Participate in the selection and performance reviews of the director of internal audit;

26. Review the proposed internal audit plan for the coming year, and the staffing and audit procedures to be utilized. During this review, the independence, objectivity and authority of the internal audit function will be assessed;

27. Through regular reports to the Audit Committee, ensure that significant findings and recommendations made by internal audit are received and discussed on a timely basis and that management responds on a timely basis to recommendations by the internal auditors;

28. Ensure the internal audit function has sufficient authority, support and access to Company personnel, facilities and records to carry out its work without restrictions or limitations;

29. Receive reports from the Company’s General Counsel regarding any legal matter from which there is a reasonable likelihood of a significant impact on the Company’s financial statements;

30. Receive reports from the Company’s General Counsel on litigation filed by or against the Company and any process, policy or compliance issues raised by the litigation;

31. Receive reports from the Company’s General Counsel (and, if necessary, directly from the Company’s other attorneys, internal and external) regarding violations of law or any breaches of fiduciary duty by the Company or any agent of the Company and regarding compliance with the Company’s Code of Ethics;

32. Meet with management and the Company’s General Counsel at least annually to discuss the Company’s compliance with all relevant laws and regulations, including any related internal control systems to facilitate such compliance, as well as the status of any legal matters affecting the Company;

33. Receive reports from the independent registered public accounting firm regarding illegal acts that have been detected by or have otherwise come to the attention of the independent registered public accounting firm in the course of its audits and reviews;

34. Review and discuss with management at least annually the Company’s insurance programs; and

35. Discuss at least annually the Company’s risk assessment and risk management policies and the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Audit Committee is authorized to conduct any investigation appropriate to fulfilling its responsibilities, with full access to all books, records, facilities and personnel of the Company, and may retain, at the Company’s expense, legal, accounting and other experts as it deems necessary to assist it in conducting any such investigation.

III.	ACCOUNTING PRACTICES AND PROCEDURES

A. Internal Accounting Controls

1. In recognition of its responsibility for the integrity and objectivity of data in the financial statements, the Company shall maintain a system of internal accounting controls. These controls are designed to provide reasonable assurance that the Company’s assets are properly safeguarded, transactions are executed and reported in accordance with management’s authorization and the books and records of the Company accurately reflect all transactions. The internal control system is augmented by a program of written policies and procedures, reviews by management and training of qualified personnel. All Company employees are expected to adhere to the Company’s internal control procedures for initiating and recording transactions.

2. The Internal Audit Director shall be responsible for devising an Internal Audit Plan for each fiscal year which will be presented to the Audit Committee of the Board of Directors. The Internal Audit Plan shall include assessment of the internal controls environment in order to ensure that appropriate financial reporting procedures are in place and being followed by the Company employees. Appropriate Company operations as dictated by the Internal Audit Plan shall be subject to an internal audit review each year. A written report shall be prepared for each internal audit performed describing the internal audit’s findings, opinions and recommendations, if any. As appropriate, after review and comment from potentially impacted operational departments, a complete and accurate summary of the written reports (together with any response from potentially affected departments) shall be directed to the Audit Committee, and, if the Audit Committee deems it appropriate, to the Board, with instructions to the Chief Executive Officer and Chief Financial Officer for their review, and, if necessary, remedial action.

3. The Board’s Audit Committee shall review and monitor the efficacy of the Company’s internal controls and internal audit functions as provided in Section II.F above.

IV.	STOCKHOLDER PARTICIPATION IN CORPORATE GOVERNANCE

A. Procedures

1. The Company shall provide in its By-Laws a mechanism for stockholders to participate in election of directors and other governance issues.

2. The By-Laws shall provide clear notice requirements relating to any business to be properly requested by a stockholder to be brought before a stockholder, including business relating to the nomination or election of directors. Among other things:

a. With respect to business to be properly brought before an annual meeting by a stockholder, such notice will be deemed timely if given (other than in the exceptional cases specified in the Bylaws) not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting.

b. Notwithstanding the deadlines described above, if the Company did not hold an annual meeting in the previous year or the date of the Company’s annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder with respect to business to be properly brought before an annual meeting by such stockholder, to be timely, must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (A) the 90th day prior to the annual meeting and (B) the 10th day following the date on which public announcement of the date of the meeting is first made.

c. Notices from stockholders seeking to nominate directors or propose other business at a meeting will be considered if they comply with the applicable advance notice and other requirements specified in the By-Laws, provided that stockholders seeking to have a stockholder proposal considered for inclusion in the Company’s annual proxy statement must comply with the notice requirements applicable to stockholder proposals under the federal proxy rules.

d. The Company shall establish advance notice deadlines for when a stockholder must notify the Company that it intends to nominate directors in the event that a special meeting of stockholders is called for the purpose of electing directors. To be timely, any such notice shall be given not earlier than the close of business on the 120th day prior to the special meeting nor later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

e. The Company shall specify in its Bylaws the information required to be included in any notice by a stockholder that it intends to propose a nomination of director or other business, including, without limitation:

(i)	information about any agreement, arrangement or understanding relating to the nomination or other business to be proposed that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class of shares of the Company, or increasing or decreasing voting power with respect to shares of the Company, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares.

(ii)	identification and shareholding information with respect to such stockholder and the beneficial owners, if any, on whose behalf the proposal is being made, as well as all agreements, arrangements and understandings between such stockholder or beneficial holder and any other person with respect to business being proposed or nominations for directors.

B. Participation in Shareholder Meetings

1. The Bylaws shall provide guidance regarding the persons that stockholders may designate to represent them at an annual or special meeting.

V.	RESPONSIBLE CORPORATE PRACTICES

A. Trading in Company Stock

1. The Company shall require the public disclosure of all sales or purchases of the Company’s stock by any executive officers or directors as provided for in the federal securities laws. The Company will take reasonable steps to ensure that all directors and officers file all trading forms required to be filed by the SEC concerning trading by directors, officers, and executive employees of the Company.

2. Failure to comply with the Company’s trading policy will result in appropriate sanctions, including disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action.

B. Whistleblower Policies

1. The Company shall maintain its Ethics Portal as part of its Standards of Business Conduct (“Standards”) handbook. The Standards promulgate standards covering conflicts of interest, outside directorships, bribery and corruption, financial records and accounting, and securities law, among other topics. The Company’s Ethics Portal allows private and confidential reporting of any suspected violations of the Standards in person, through the Company’s Ethics Portal via the Internet, or by telephone.

2. The Standards of Business Conduct is provided to every employee when hired, and current employees are reminded of its existence and standards twice a year.

C. Adoption and Amendment of Corporate Governance Plan

1. These Corporate Governance Terms, unless amended, shall remain in effect for at least four years from the date that the Court issues an order approving the settlement of this action. Any amendment to these Corporate Governance Terms must be approved by a 60% vote of the Independent Directors, and shall be based on a specific determination by such Independent Directors, which shall be reflected in the documentation of the amendment, that such amendment: (i) is in the best interests of the Company; or (ii) is mandated by changes in governing law or regulations.

EXHIBIT A

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re KLA-TENCOR CORP. SHAREHOLDER	)	No. C-06-03445-JW
DERIVATIVE LITIGATION	)
	)	[PROPOSED] ORDER PRELIMINARILY
	)	APPROVING DERIVATIVE SETTLEMENT
This Document Relates To:	)	AND PROVIDING FOR NOTICE
)
ALL ACTIONS.	)	EXHIBIT A
)

WHEREAS, the Lead Plaintiff having made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the settlement (the “Settlement”) of the Action, in accordance with a Stipulation of Settlement dated March 15, 2010 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Proposed Settlement (the “Notice”); and

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on             , 2010, at              .m., 2112 Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California, to determine whether the Settlement of this Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to KLA and its shareholders and should be approved by the Court; whether a Judgment as provided in ¶IV.A(5) of the Stipulation should be entered herein; and whether to award attorneys’ fees and expenses to Plaintiffs’ Counsel.

3. The Court approves, as to form and content, the Notice annexed as Exhibit A-1 hereto, and finds that the distribution of the Notice and Stipulation substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4. Not later than five (5) days following entry of this Order, KLA shall cause a copy of the Notice, substantially in the form annexed as Exhibit A-1 hereto, to be published in the national edition of Investor’s Business Daily and shall cause the Stipulation to be filed with the Securities and Exchange Commission along with a Form 8-K or other appropriate filing and shall publish the Stipulation and Notice on an internet page created by KLA that will be accessible via KLA’s website, the address of which shall be contained in the Notice.

5. Not later than twenty-one (21) days after KLA has complied with ¶4, KLA’s counsel shall serve on counsel for the Lead Plaintiff’s Counsel and file with the Court proof, by affidavit or declaration, of such publication.

6. All current KLA shareholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to current KLA shareholders.

7. Pending final determination of whether the Settlement should be approved by the Court, all proceedings and discovery in the Action shall be stayed except as otherwise provided for in this Stipulation, and the parties to the Action shall not file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons.

8. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing and any reply briefs will be filed at least seven (7) calendar days prior to the Settlement Hearing.

9. Any current KLA shareholder may appear and show cause, if he, she or it has any, why the terms of the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current KLA shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least twenty-one (21) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Lead Counsel for Plaintiffs

Jeffrey D. Light

COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Counsel for Nominal Defendant KLA-Tencor Corporation

Joseph E. Floren

MORGAN, LEWIS & BOCKIUS LLP

One Market, Spear Street Tower

San Francisco, CA 94105-1126

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

2112 Robert F. Peckham Federal Building

    and United States Courthouse

280 South First Street

San Jose, CA 95113

Any current KLA shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

10. Neither the Stipulation nor the Settlement, including the Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims or any wrongdoing or liability of the Released Persons or KLA; or (b) is or may be deemed intended by the Settling Parties to be or may be used as an admission of, any fault or omission of any of the Released Persons or KLA in any civil, criminal or administrative proceeding in any court, administrative agency or tribunal. The Released Persons may file or use the Stipulation and/or Judgment in the Action, or related matters or evidence of the Settlement or its terms, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current KLA shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current KLA shareholders.

IT IS SO ORDERED.

DATED:

THE HONORABLE JAMES WARE
UNITED STATES DISTRICT JUDGE

Submitted by,

COUGHLIN STOIA GELLER

        RUDMAN & ROBBINS LLP

SHAWN A. WILLIAMS

CHRISTOPHER M. WOOD

100 Pine Street, Suite 2600

San Francisco, CA 94111

Telephone: 415/288-4545

415/288-4534 (fax)

COUGHLIN STOIA GELLER

        RUDMAN & ROBBINS LLP

TRAVIS E. DOWNS III

JEFFREY D. LIGHT

BENNY C. GOODMAN III

LUCAS F. OLTS

JEFFREY D. LIGHT

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: 619/231-1058

619/231-7423 (fax)

Lead Counsel for Plaintiffs

EXHIBIT A-1

DARREN J. ROBBINS, State Bar No. 168593

TRAVIS E. DOWNS III, State Bar No. 148274

JEFFREY D. LIGHT, State Bar No. 159515

LUCAS F. OLTS, State Bar No. 234843

COUGHLIN STOIA GELLER RUDMAN

& ROBBINS LLP

655 West Broadway, Suite 1900

San Diego, California 92101-3301

Tel: (619) 231-1058; Fax: (619) 231-7423

darrenr@csgrr.com

travisd@csgrr.com

jeffl@csgrr.com

lolts@csgrr.com

SHAWN A. WILLIAMS, State Bar No. 213113

CHRISTOPHER WOOD, State Bar No. 254908

COUGHLIN STOIA GELLER RUDMAN

& ROBBINS LLP

100 Pine Street, Suite 2600

San Francisco, California 94111

Tel: (415) 288-4545; Fax: (415) 288-4534

swilliams@csgrr.com

cwood@csgrr.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re KLA-TENCOR CORP. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	No. C-06-03445-JW NOTICE OF PROPOSED SETTLEMENT EXHIBIT A-1

TO:

ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF KLA-TENCOR CORPORATION (“KLA” OR THE “COMPANY”) AS OF MARCH     , 2010, (THE “RECORD DATE”) (“CURRENT KLA SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDERS’ DERIVATIVE ACTION (THE “ACTION”) AND ACTIONS PENDING IN THE SUPERIOR COURT FOR THE STATE OF CALIFORNIA FOR THE COUNTY OF SANTA CLARA AND DELAWARE COURT OF CHANCERY (THE “STATE ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD KLA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of these shareholder derivative lawsuits. This Notice is provided by Order of the United States District Court for the Northern District of California, San Jose Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the action styled In re KLA-Tencor Corporation Derivative Litigation, No. C-06-03445-JW. Lead Plaintiff, Alaska Electrical Pension Fund (on behalf of itself and derivatively on behalf of KLA), (“Lead Plaintiff”), Defendants Edward W. Barnholt (“Barnholt”), H. Raymond Bingham (“Bingham”), Robert J. Boehlke (“Boehlke”), Robert T. Bond (“Bond”), Leo Chamberlain (“Chamberlain”), Gary Dickerson (“Dickerson”), Richard J. Elkus Jr. (“Elkus”), Jeffrey L. Hall (“Hall”), Stephen P. Kaufman (“Kaufman”), John H. Kispert (“Kispert”), Kenneth Levy (“Levy”), Stuart Nichols (“Nichols”), Arthur Schnitzer, (“Schnitzer”), Kenneth L. Schroeder (“Schroeder”), Jon D. Tompkins (“Tompkins”), Lida Urbanek (“Urbanek”), Richard P. Wallace (“Wallace”), Dennis J. Fortino (“Fortino”) and Michael E. Marks (“Marks”) have agreed upon terms to settle the Action and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms.

On             , 2010, at                  .m., the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THE ACTION

This is a shareholder derivative action that alleges claims based on KLA’s stock option grants and related acts and practices from 1995 through 2006. The first derivative action was filed on May 22, 2006 in the United States District Court Northern District of California, San Jose Division and was styled Theodore R. Kornreich Revocable Trust v. Barnholt, No. 5:06-cv-3345-JW (N.D. Cal.). Shortly thereafter, three additional actions were filed in this Court containing substantially similar allegations. On October 23, 2006, the Court issued an order (the “Consolidation Order”) consolidating the federal derivative cases into the Action, appointing Alaska Electrical Pension Fund as lead plaintiff (“Lead Plaintiff”) and Coughlin Stoia Geller Rudman & Robbins LLP as Lead Counsel. By resolution dated November 16, 2006, KLA’s Board of Directors created a Special Litigation Committee (“SLC”) and authorized it to investigate and to determine the Company’s position with respect to the Action and certain State Actions containing substantially similar allegations (collectively, the “KLA Derivative Litigation”).

On February 20, 2007, Lead Plaintiff filed an Amended Consolidated Verified Shareholder Derivative Complaint (the “Complaint”). Neither KLA nor the individual defendants answered the Complaint but instead KLA requested, and Lead Plaintiff agreed to, a stipulation staying the action to allow KLA’s SLC to conduct its investigation. On March 10, 2008, KLA filed a case management conference statement informing the Court that the SLC intended to file a Motion to Terminate the derivative litigation (the “Termination Motion”) on March 14, 2008, and proposing a briefing schedule for the Termination Motion.

On March 25, 2008, the SLC filed its Termination Motion which Lead Plaintiff opposed. The Court heard oral argument on the Termination Motion on October 6, 2008. On December 12, 2008, the Court issued an Order Denying the SLC’s Termination Motion (“Termination Order”). On January 9, 2009, the SLC filed a notice of appeal with the Court of Appeals for the Ninth Circuit (“Ninth Circuit”). The SLC appealed the Court’s December 12, 2008 Termination Order, both by way of a direct appeal and a petition for mandamus. On May 8, 2009, the Ninth Circuit dismissed the SLC’s direct appeal. On July 10, 2009, the Ninth Circuit denied the SLC’s petition for a writ of mandamus. Following the dismissal of the SLC’s appeal and denial of its petition for writ of mandate to the Ninth Circuit, KLA’s Board of Directors dissolved the SLC and withdrew its authority with respect to the KLA Derivative Litigation.

Upon the dissolution of the SLC, in August 2009, KLA’s Board of Directors appointed a Litigation Committee of the Board (the “Litigation Committee”) composed of three independent directors, each of whom first became directors of KLA in 2007, after the events at issue in and filing of the KLA Derivative Litigation: (i) Robert M. Calderoni, who joined the KLA Board on March 29, 2007, (ii) John T. Dickson, who joined the KLA Board on May 9, 2007, and (iii) Kevin J. Kennedy, who joined the KLA Board on May 9, 2007. None of the members of the Litigation Committee was a member of KLA’s former SLC. The Litigation Committee’s mandate is to advise, recommend, and determine the position to be taken by the Company with respect to the KLA Derivative Litigation and related matters. Since its formation, the Litigation Committee has been closely involved in the KLA Derivative Litigation, including, without limitation, the negotiations leading to the settlement reflected herein.

Between February 27, 2009 and November 19, 2009, representatives for all of the parties to the Action engaged in a formal mediation process before the Honorable Layn Phillips, U.S. District Judge (Ret.). Some or all of the parties participated in all-day, in-person mediation sessions on February 27, 2009 in San Francisco, on March 26, 2009 in Newport Beach, California, on October 14, 2009 in New York City, and on November 19, 2009 in Palo Alto and San Francisco. Additional mediation discussions between various of the parties took place between and after the in-person mediation sessions. These mediations and settlement negotiations led to an agreement in principle among most of the parties, of which Lead Plaintiff and KLA informed the Court on January 15, 2010. Thereafter, through additional negotiations among Lead Plaintiff, the Settling Defendants, and KLA, by and through its independent Litigation Committee, the Settling Parties reached an agreement in principle for the resolution of the Action in its entirety as to all parties on the terms set forth herein.

In addition, the Litigation Committee, in its business judgment, unanimously approved the settlement and each of its terms, as set forth in the Stipulation, as in the best interest of KLA and its shareholders on March 5, 2010.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at www.                    .com.

To resolve the Action, the Settling Parties agree as set forth in the Stipulation as follows:

KLA and the Settling Defendants acknowledge and agree that the Action filed by Lead Plaintiff precipitated and was a material factor in the payments to KLA described below. KLA, by and through its independent Litigation Committee, acknowledges and agrees that such payments confer a substantial benefit to KLA as part of the settlement of the Action.

Financial Benefits: In connection with the settlement of the Action, Lead Plaintiff and KLA, by and through its independent Litigation Committee, agree that KLA has received or will receive cash payments, and certain Settling Defendants have relinquished value and/or waived certain rights, which include cash payments and the relinquishment of compensation and other benefits by certain defendants totaling $42,639,514 as follows:

1. Defendant Schroeder shall pay KLA $3,000,000 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

2. Defendant Levy shall pay KLA $3,000,000 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

3. Defendant Dickerson shall pay KLA $2,500,000 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

4. Defendant Tompkins shall pay the Company $502,355 in cash within five (5) business days of the entry of an order by the Court finally approving the settlement;

5. Defendant Kispert shall pay KLA $200,000 in cash within five (5) business days of entry of an order by the Court finally approving the settlement;

6. Various insurance carriers shall pay KLA $24,000,000 in cash within thirty (30) business days of the entry of an order by the Court preliminarily approving the settlement;

7. Defendant Levy forfeited his rights to payment of $4,500,000 in salary, bonus, and equity awards under his employment agreement with KLA;

8. Defendants Levy, Nichols, and Kispert repriced 469,228, 55,300, and 26,325 unexercised options, respectively, thereby forfeiting options with an aggregate intrinsic value of $4,937,159. The exercise price of such options was increased so as to equal the fair market value of KLA common stock on the correct measurement date as determined by KLA in connection with the restatement; and

9. Defendant Kispert forfeited 150,000 unexercised stock options that had no intrinsic value on the date they were forfeited.

Corporate Governance Benefits: In addition to the financial benefits, Lead Plaintiff and KLA have conducted extensive negotiations over an extended period of time regarding certain Corporate Governance Reforms related to, among other things, the composition of the Company’s board of directors and committees of the board, stock option granting practices and procedures, shareholder participation in director nominations, duties and responsibilities of the Audit Committee, and accounting practices and procedures. Lead Plaintiff and KLA, by and through its independent directors, believe that the corporate governance reforms provide a substantial benefit to KLA and its shareholders. The Corporate Governance Reforms are attached to the Stipulation as Appendix 1, which is available at www.                    .com.

The Stipulation provides for the entry of judgment dismissing the Action against the Settling Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the Lead Plaintiff in the Action or by KLA, or any of its shareholders, against KLA and the Settling Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Action. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by the Settling Defendants against Lead Plaintiff or Plaintiffs’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Action or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Action. In addition, after the Court approves the Settlement the State Actions will be dismissed with prejudice.

IV.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After substantially negotiating the monetary relief for KLA and the Corporate Governance Reforms of the Settlement, Lead Counsel and KLA, by and through its independent Litigation Committee, with the assistance of the mediator, the Honorable Layn R. Phillips (Ret.), negotiated the attorneys’ fees and expenses that KLA would pay to Plaintiffs’ Counsel, subject to Court approval. As a result of these negotiations, and in light of the substantial benefit conferred, KLA has agreed to pay $8,000,000 in cash in addition to shares of KLA common stock valued at $8,000,000 to Plaintiffs’ Counsel for their fees and expenses (“Fee and Expense Award”). The Fee and Expense Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Action. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of KLA shareholders. The Fee and Expense Award will compensate Plaintiffs’ Counsel for the results achieved in the Action.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of the Settling Parties, KLA and its shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Lead Plaintiff and its counsel believe that the claims asserted in the Action have merit. However, Lead Plaintiff and its counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Settling Defendants through trial and appeal. Lead Plaintiff and its counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Lead Plaintiff and its counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Action. Based on Lead Plaintiff’s and its counsel’s understanding of the facts, the settlement provides an excellent recovery based on the alleged conduct of the Settling Defendants. Based on their evaluation, Lead Plaintiff and its counsel have determined that the settlement set forth in the Stipulation is in the best interests of KLA and its shareholders.

B.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied, and continue to deny each and every one of the claims, contentions and allegations of liability made against them or that could have been made against them in the Action, and expressly deny all charges of wrongdoing or liability against them. The Settling Defendants assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Settling Defendants have thus entered into the Stipulation to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI.	SETTLEMENT HEARING

On             , 2010, at                  .m., the Court will hold the Settlement Hearing at 2112 Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the Fee and Expense Award should be approved and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any KLA shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. KLA SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII. RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. Proof of being a KLA Shareholder as of the Record Date;

3. The date(s) you acquired your KLA shares;

4. A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;

5. Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and

6. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

7. The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and KLA

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN             , 2010. The Court Clerk’s address is:

Clerk of the Court

United States District Court

Northern District of California

2112 Robert F. Peckham Federal Building

    and United States Courthouse

280 South First Street

San Jose, CA 95113

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND COUNSEL FOR KLA SO THEY ARE RECEIVED NO LATER THAN             , 2010. Counsel’s addresses are:

Lead Counsel for Plaintiffs

Jeffrey D. Light

COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Counsel for Nominal Defendant KLA-Tencor Corporation

Joseph E. Floren

MORGAN, LEWIS & BOCKIUS LLP

One Market, Spear Street Tower

San Francisco, CA 94105-1126

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Lead Counsel and counsel for KLA.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.

You may inspect the Stipulation and other papers in the Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District for the Northern District of California, 2112 Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at www.                    .com.

If you have any questions you have about matters in this Notice you may contact by telephone at 1-800-449-4900 or in writing Rick Nelson, Shareholder Relations, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED , 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA SAN JOSE DIVISION

EXHIBIT B

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re KLA-TENCOR CORP. SHAREHOLDER	)	No. C-06-03445-JW
DERIVATIVE LITIGATION	)
	)	[PROPOSED] FINAL JUDGMENT AND
	)	ORDER OF DISMISSAL WITH PREJUDICE
This Document Relates To:	)
	)	EXHIBIT B
ALL ACTIONS.	)
)

This matter came before the Court for hearing pursuant to the Order of this Court, dated             , 2010 (“Order”), on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated March 15, 2010 (the “Stipulation”). Due and adequate notice having been given to current KLA-Tencor Corporation (“KLA”) shareholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties to the Action.

3. The Court finds that the notice provided to KLA shareholders was the best notice practicable under the circumstances. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4. The Action, as well as all of the Released Claims, is dismissed with prejudice. As among Lead Plaintiff, the Settling Defendants and KLA, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6. Upon the Effective Date, as defined in the Stipulation, Lead Plaintiff (acting on its own behalf and derivatively on behalf of KLA and its shareholders), KLA, and the Settling Defendants, on behalf of themselves and the Related Parties, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Persons from and against the Released Claims and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the Released Claims, the Action or the filing, prosecution, defense, settlement, or resolution of the Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7. Upon the Effective Date, as defined in the Stipulation, Lead Plaintiff (acting on its own behalf and derivatively on behalf of KLA and its shareholders), KLA, any Person acting on behalf of KLA, and the Settling Defendants, on behalf of themselves and the Related Parties, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Action or the filing, prosecution, defense, settlement, or resolution of the Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. Upon the Effective Date, as defined in the Stipulation, each of the Released Persons and KLA shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from and against all claims (including Unknown Claims) arising out of, relating to, or in connection with the Released Claims, the Action or the filing, prosecution, assertion, settlement or resolution of the Action, the State Actions, or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9. Upon the Effective Date, as defined in the Stipulation, in accordance with §21D(f)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. §78u-4(f)(7), each of the Released Persons, by virtue of this Judgment, shall be discharged from all claims for contribution brought by other Persons. This Judgment shall also discharge all obligations to Lead Plaintiff, KLA shareholders and KLA of the Released Persons arising out of, based upon or related to the Released Claims, except for any discovery obligations the Released Persons may have. This Judgment shall bar all future claims for contribution arising out of, based upon or related to the Released Claims by any Person against the Released Persons, and by the Released Persons against any Person. Additionally, all Persons, including but not limited to any other Person or entity who may later be named as a defendant or party in the Action or any other action arising from its subject matter, shall be permanently barred, enjoined, and restrained by this Judgment from commencing, prosecuting, or asserting (i) any claim for contribution or indemnity (whether contractual, equitable, or otherwise) against any of the Released Persons arising out of, based upon or related to the Released Claims; and (ii) any other claim against any of the Released Persons arising out of, based upon or related to the Released Claims where the alleged injury to such Person is the Person’s actual or threatened liability to a Released Person, including but not limited to any amounts paid in settlement of such actual or threatened liability, or any other costs or expenses (including attorneys’ fees) incurred in connection with the Action.

10. The Court hereby approves the Fee and Expense Award in accordance with the Stipulation and finds that such fee is fair and reasonable.

11. During the course of the Action, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, any applicable California Law and all other similar laws.

12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over the Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement and enforce the Stipulation, the Settlement provided for therein and the provisions of this Judgment.

IT IS SO ORDERED.

DATED:

THE HONORABLE JAMES WARE
UNITED STATES DISTRICT JUDGE

Submitted by,

COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

SHAWN A. WILLIAMS

CHRISTOPHER M. WOOD

100 Pine Street, Suite 2600

San Francisco, CA 94111

Telephone: 415/288-4545

415/288-4534 (fax)

COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

TRAVIS E. DOWNS III

JEFFREY D. LIGHT

BENNY C. GOODMAN III

LUCAS F. OLTS

JEFFREY D. LIGHT

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: 619/231-1058

619/231-7423 (fax)

Lead Counsel for Plaintiffs